Exhibit 10.4.2

APPLIED OPTOELECTRONICS, INC.

2021 EQUITY INCENTIVE PLAN

NOTICE OF PERFORMANCE RESTRICTED STOCK UNIT AWARD

Subject to the terms and conditions of this Notice of Performance Restricted Stock Unit Award (this "Notice"), the Performance Restricted Stock Unit Award Agreement attached hereto (the "Award Agreement"), and the Applied Optoelectronics, Inc. 2021 Equity Incentive Plan (the "Plan"), the below individual (the "Participant") is hereby granted the below number of Performance Restricted Stock Units (the "PSUs") in the Common Stock of Applied Optoelectronics, Inc. (the "Company"). Unless otherwise specifically indicated, all terms used in this Notice shall have the meaning as set forth in the Award Agreement or the Plan.

Identifying Information:

Participant Name:

and Address:

Employee ID / Participant Code:

Grant Number:

Target Number of PSUs:

Date of Grant:

Vesting Schedule:

The Award will vest and become payable based on the determination by the Administrator regarding achievement performance goals for the Performance Period as described on Appendix A, subject to the Participant's continuous status as a Service Provider through the applicable payment date, and the terms of the Plan and this Award Agreement. Achievement of the performance goals for the Performance Period and vesting of the Award will be determined by the Administrator following the end of the Performance Period and will be effective as of the date on which the Committee makes such determination.

Notwithstanding the above, in the event of the Participant's Termination of Service due to Participant’s Retirement, Disability or death, or without Cause in connection with a Change of Control, the Award will vest and become payable as described on Appendix A.

By your signature and the signature of the Company's representative below, the Participant and the Company agree that the PSUs granted are governed by the terms and conditions of this Notice, the Award Agreement and the Plan.

APPLIED OPTOELECTRONICS, INC.

By:

Its:

Date:

PARTICIPANT ACKNOWLEDGMENT

The Participant acknowledges receipt of a copy of this Notice, the Award Agreement and the Plan, and represents that he or she is familiar with the provisions thereof, and hereby accepts the PSUs subject to all of the terms and provisions hereof and thereof. The Participant has reviewed this Notice, the Award Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of legal counsel prior to executing this Notice, the Award Agreement, and fully understands all provisions of this Notice, the Award Agreement and the Plan. The Participant hereby agrees that all questions of interpretation and administration relating to this Notice, the Award Agreement and the Plan shall be resolved by the Committee.

The Participant hereby acknowledges that he or she has had the opportunity to review with his or her own tax advisors the tax consequences of receiving this Notice, the Award Agreement and the Plan, and the transactions contemplated thereby, including any U.S. federal, state and local tax laws, and any other applicable taxing jurisdiction, prior to executing this Notice. The Participant attests that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents or affiliates. Further, the Participant hereby acknowledges and understands that he or she (and not the Company) shall be solely responsible for his or her tax liability that may arise as a result of receiving this Notice and the Award Agreement.

PARTICIPANT:

Signed:

Print Name:

Date:

2

APPLIED OPTOELECTRONICS, INC.

2021 EQUITY INCENTIVE PLAN

PERFORMANCE RESTRICTED STOCK UNIT AWARD AGREEMENT

Subject to the terms and conditions of the Notice of Performance Restricted Stock Unit Award (the "Notice"), this Performance Restricted Stock Unit Award Agreement (this "Award Agreement"), and the Applied Optoelectronics, Inc. 2021 Equity Incentive Plan (the "Plan"), the individual set forth in the Notice (the "Participant") is hereby granted Performance Restricted Stock Units (the "PSUs") in the Common Stock of Applied Optoelectronics, Inc. (the "Company"). Unless otherwise specifically indicated, all terms used in this Award Agreement shall have the meaning as set forth in the Notice or the Plan.

1.    Vesting Schedule and Risk of Forfeiture.

(a)    Vesting Schedule. Subject to the Participant's continuous service with the Company as a Service Provider and any other limitations set forth in the Notice, the Plan or this Award Agreement, the PSUs shall vest in accordance with the Vesting Schedule provided in the Notice.

(b)    Risk of Forfeiture. The PSUs shall be subject to a risk of forfeiture until such time that the risk of forfeiture lapses in accordance with the Vesting Schedule. All or any portion of the PSUs subject to a risk of forfeiture shall automatically be forfeited and immediately returned to the Company if the Participant's continuous status as a Service Provider is interrupted or terminated for any reason, except as described on Appendix A, unless otherwise provided by the Administrator. The Company shall implement any forfeiture under this Section 1 in a unilateral manner, without the Participant's consent, and with no payment to the Participant, cash or otherwise, for any unvested PSUs that are forfeited. Additionally, all of the PSUs subject to this Award Agreement shall immediately become forfeited if the Participant fails to fully satisfy Section 3(b) of this Award Agreement, as determined by the Committee.

2.    Settlement of PSUs into Shares. Subject to the terms of this Award Agreement, and only to the extent all or any portion of the PSUs become nonforfeitable pursuant to the Vesting Schedule, each PSU that becomes nonforfeitable shall be converted into one Share of the Company's Common Stock on the Vesting Date (as defined in the Vesting Schedule); and at such time the Shares shall be distributed to the Participant as soon as administratively possible after such event, but in no event later than two-and-one-half (2.5) months after the end of the year in which such event occurred.

3.    Taxes. The Participant hereby acknowledges and understands that he or she may suffer adverse tax consequences as a result of the Participant's receipt of, vesting in, or disposition of, the PSUs.

(a)    Representations. The Participant has reviewed with his or her own tax advisors the tax consequences of this Award Agreement and the PSUs granted hereunder, including any U.S. federal, state and local tax laws, and any other applicable taxing jurisdiction. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant hereby acknowledges and understands that he or she (and not the Company) shall be responsible for his or her own tax liability that may arise as a result of his or her receiving this Award Agreement and the PSUs granted hereunder.

(b)    Payment of Withholding Taxes. The Participant shall make appropriate arrangements with the Company for the satisfaction of all U.S. federal, state, local and non-U.S. income and employment tax withholding requirements applicable to any PSUs that settle in Shares of Common Stock in accordance with Section 2.

The Company may satisfy its withholding obligation in its discretion by (i) withholding the balance of all applicable amounts legally payable by the Participant through wages or other cash compensation paid to the Participant by the Company and/or (ii) withholding in Shares, provided that the Company does not withhold an amount of Shares in excess of the amount necessary to satisfy the applicable withholding amount based on the maximum statutory tax rates in the Participant's applicable jurisdiction. The Participant hereby agrees that a breach of this Section 3(b) shall be deemed to be a material breach of this Award Agreement.

The Participant hereby acknowledges his or her understanding that the Company's obligations under this Award Agreement are fully contingent on the Participant first satisfying this Section 3(b). Therefore, a failure of the Participant to reasonably satisfy this Section 3 in accordance with the Committee's sole and absolute discretion shall result in the automatic termination and expiration of this Award Agreement and the Company's obligations hereunder.

(c)    No Application of Section 409A. The PSUs and this Award Agreement are intended to avoid the application of Section 409A of the Code ("Section 409A") because either (i) there is no deferral arrangement or (ii) the Award Agreement satisfies an exemption available under Section 409A such as the short-term deferral rule. Notwithstanding any other provision in the Plan or this Award Agreement to the contrary, the Committee shall have the right, in its sole discretion, to adopt such amendments to the Plan or this Award Agreement or take such other actions (including amendments and actions with retroactive effect) as the Committee determines are necessary or appropriate for the PSUs to comply with Section 409A.

4.    Transferability of PSUs. The PSUs may not be transferred in any manner other than by will or by the laws of descent and distribution. Any purported transfer of PSUs in breach of this Award Agreement shall be void and ineffective and shall not operate to transfer any interest or title in the purported transferee. Notwithstanding the foregoing, the Participant may designate one or more beneficiaries of the Participant's PSUs in the event of the Participant's death on a beneficiary designation form provided by the Committee. The terms of this Award Agreement shall be binding upon the executors, administrators, heirs, successors and transferees of the Participant.

5.    Rights as a Shareholder of the Company. The Participant's receipt of the grant of PSUs pursuant to this Award Agreement shall provide and confer no rights or status as a shareholder of the Company until such time the PSUs are converted in accordance with Section 2 of this Award Agreement.

6.    Legality of Initial Issuance. No Shares shall be issued in accordance with Section 2 of this Award Agreement unless and until the Committee has determined that: (i) the Company and the Participant have taken all actions required to register the Shares of Common Stock under the Securities Act or to perfect an exemption from the registration requirements thereof, if applicable; (ii) all applicable listing requirements of any stock exchange or other securities market on which the Shares of Common Stock are listed has been satisfied; and (iii) any other applicable provision of state or U.S. federal law or other Applicable Law has been satisfied.

7.    Notice. Any notice required by the terms of this Award Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the U.S. Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

8.    Successors and Assigns. Except as provided herein to the contrary, this Award Agreement shall be binding upon and inure to the benefit of the parties to this Award Agreement, their respective successors and permitted assigns.

9.    No Assignment. Except as otherwise provided in this Award Agreement, the Participant shall not assign any of his or her rights under the Notice or this Award Agreement without the prior written consent of the Company, which consent may be withheld in its sole discretion. The Company shall be permitted to assign its rights or obligations under the Notice or this Award Agreement, but no such assignment shall release the Company of its obligations pursuant to the Notice or this Award Agreement.

10.    Severability. It is the desire of the parties hereto that this Award Agreement be enforced to the maximum extent permitted by law, and should any provision contained herein be held unenforceable by a court of competent jurisdiction, the parties hereby agree and consent that such provision shall be reformed to create a valid and enforceable provision to the maximum extent permitted by law; provided, however, if such provision cannot be reformed, the validity, legality or enforceability of the remainder of this Award Agreement shall not be affected even if one or more of the provisions of this Award Agreement shall be held to be invalid, illegal or unenforceable in any respect.

11.    Amendment. Any provision of this Award Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument signed by the parties hereto. Notwithstanding the foregoing or any other provision in the Plan or this Award Agreement to the contrary, the Committee shall have the right, in its sole discretion, to unilaterally adopt amendments to this Award Agreement or the Plan to the minimum extent necessary or appropriate (as determined by the Committee in its sole discretion) for PSUs to comply with Section 409A.

12.    Administration and Interpretation. Any determination by the Committee in connection with any question or issue arising under the Notice, the Plan or this Award Agreement shall be final, conclusive and binding on the Participant, the Company and all other persons. Any question or dispute regarding the interpretation of this Award Agreement or the receipt of the PSUs hereunder shall be submitted by the Participant to the Committee. The resolution of such question or dispute by the Committee shall be final and binding on all parties.

13.    Headings. The section headings in this Award Agreement are inserted only as a matter of convenience, and in no way define, limit or interpret the scope of this Award Agreement or of any particular section.

14.    Counterparts. This Award Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile, electronic or digital means, and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument. Any counterpart or other signature delivered by facsimile shall be deemed for all purposes as being a good and valid execution and delivery of this Award Agreement by that party.

15.    Entire Agreement. The provisions of the Plan and the Notice are incorporated herein by reference. Except as otherwise provided herein, the Plan, the Notice and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant's interest except by means of a writing signed by the Company and the Participant.

16.    Choice of Law and Forum. This Award Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Texas as applicable to contracts executed in and performed in Texas, except to the extent preempted by controlling federal law, but without regard to the principles of conflict of laws under Texas law that might direct the application of the law of another forum. Any action to enforce the provisions of this Award Agreement, or any Dispute relating to this Agreement, must be brought in any federal or state court of competent jurisdiction in Harris or Fort Bend County, Texas, and the Parties hereby waive any objection to such exclusive venue including, without limitation, that it is inconvenient. For all purposes of this Agreement, the term "Dispute" means any dispute, disagreement, controversy, claim, or cause of action arising in connection with, or relating to, this Award Agreement.

17.    Waiver of Jury Trial. THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES TO IRREVOCABLY WAIVE TRIAL BY JURY, AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

18.    No Guarantee of Service Provider Status. THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF PSUs PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUOUS SERVICE AS A SERVICE PROVIDER AND AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED PSUs OR ACQUIRING COMMON STOCK HEREUNDER). THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE RIGHT GRANTED HEREUNDER, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH IN THIS AWARD AGREEMENT DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH THE PARTICIPANT'S RIGHT OR THE COMPANY'S/AFFILIATE'S RIGHT TO TERMINATE THE PARTICIPANT'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

19.    Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times. Any waiver of the terms or conditions hereof shall be made only by a written instrument executed and delivered by the party waiving compliance. Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company other than Participant.

APPENDIX A

APPLIED OPTOELECTRONICS, INC.

2021 EQUITY INCENTIVE PLAN

PERFORMANCE RESTRICTED STOCK UNIT AWARD

VESTING SCHEDULE

Performance Period:

Performance Goals:

Treatment on Termination of Service:

Termination Event	Relative TSR Goal	Stock Price Hurdle Goal (1)
Termination in Connection with a Change in Control

●         Payable at the end of the Performance Period with respect to the greater of PSUs earned based on actual performance and Target PSUs

●         Actual performance determined based on unreduced performance goals

● Earned Awards: PSUs vest and become payable immediately ● Unearned Awards: Vest and become payable at the end of the Performance Period with respect to PSUs earned based on actual performance
Death and Disability	● Target PSUs vest effective as of termination date	● Earned Awards: PSUs vest and become payable immediately ● Unearned: Forfeited
Not for Cause Termination (No Change in Control)	● Unvested Awards forfeited	● Earned and Unearned Awards: Awards forfeited
Retirement	● Pro-rated PSUs vested at the end of the performance period based on actual performance	● Earned Awards: Awards vest and become payable at the end of the performance period ● Unearned Awards: Forfeited

(1) Earned Awards represent PSUs where the Administrator determines that stock price hurdle goal has been achieved as of the termination date; Unearned Awards represent PSUs where the stock price hurdle goal has not yet been attained as of the termination date.